                                                                     Exhibit 3.7



                          COMMONWEALTH OF PENNSYLVANIA

                                 [PHOTO - LOGO]

                                August 25, 1988

               TO ALL TO WHOM THESE PRESENTS SHALL COME: GREETING:


     I DO HEREBY CERTIFY That from an examination of the indices and corporate records of this department, it appears that on June 30, 1952, a Certificate of Incorporation was issued to a Pennsylvania corporation entitled

'General Aluminum Products Co.' now
"GOLD MEDAL LADDER COMPANY"

     I DO FURTHER CERTIFY, that no proceedings in dissolution adversely affecting the corporate existence of the foregoing have subsequently been filed.

     WHEREFORE, it appears that this corporation remains a presently subsisting corporation as of the date hereof.


[SEAL]

                                   IN TESTIMONY WHEREOF, I have hereunto
                                   set my hand and caused the Great Seal of the Commonwealth to be affixed, the day and year above written.


                                   -------------------------------------------
                                   Secretary of the Commonwealth

                                  ARTICLES OF INCORPORATION


TO THE DEPARTMENT OF STATE;                        3-1-52.18   16
COMMONWEALTH OF PENNSYLVANIA:                                ------------



         In compliance with the requirements of the "BUSINESS CORPORATION LAW," approved the 5th day of May, A. D. 1933, P. L. 364, as amended, the undersigned, desiring that they may be incorporated as a business corporation, do hereby certify:



** 1st.  The name of the corporation is    Gold Medal Ladder Company
                                        -----------------------------


    2nd. The location and post office address of its initial registered office in this Commonwealth is



  93     Werner Road           Greenville            Mercer          16125
-------------------------------------------------------------------------------
(No.)     (street)             (city)               (county)          (zip)



** 3rd.  The purpose or purposes of the corporation are:

           To engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Pennsylvania Business Corporation Law, such law being the same law under which this corporation was incorporated, including without limitation the manufacture and sale of ladders, platforms, planks, sectional pruning poles and miscellaneous scaffolding hardware.



    4th.  The TERM of its existence is perpetual.

    5th. The authorized capital stock of the corporation is -$10,000.00 divided into*



    One thousand (1,000) shares of common stock, par value $10.00 per share.



    6th. The value of the property with which the corporation will begin business is Three Hundred Dollars ($300.00).



*Note: There should be set forth the number and par value of all shares having par value, the number of shares without par value, and the stated capital applicable thereto. If the shares are to be divided into classes, a description of each class, and a statement of the preferences, qualifications, limitations, restrictions, and the special or relative rights granted to, or imposed upon, the shares of each class.



**Indicates revisions as of 3/3/87.

                                                                3-1-52.18   17


    7th. The names and addresses of the first directors:

Name                                         Address
                             (Including street and number, if any)


Kathleen L. Baskin, 68 Clarksville Street, Greenville, Pennsylvania

L. N. Dilley, 77 First Avenue, Greenville, Pennsylvania

Archie C. Voorhies, 77 Chambers Avenue, Greenville, Pennsylvania



8th. The names and addresses of the incorporators and the number and class of shares subscribed by each are:



Name                           Address              No. and Class of Shares

                          (Including street and
                               number, if any)

Kathleen L. Baskin         68 Clarksville Street,      10 shares common stock
                           Greenville, PA
L. N. Dilley               77 First Avenue,            10 shares common stock
                           Greenville, PA
Archie C. Voorhies         77 Chambers Avenue,         10 shares common stock
                           Greenville, PA



9th. The number of incorporators who are citizens of the United States is three.



___________________(SEAL)              Kathleen L. Baskin              (SEAL)
___________________(SEAL)              L. N. Dilley                    (SEAL)
___________________(SEAL)              Archie C. Voorhies              (SEAL)


**10th. Personal liability of directors and indemnification of, and advancement of expenses TO directors, officers and others shall be governed by the following provisions:



Section 1 - Personal Liability of Directors.
--------------------------------------------

        (a) To the fullest extent that the laws of the Commonwealth of Pennsylvania, as in effect on January 27, 1987 or as thereafter amended, permit elimination or limitation of the liability of directors, no director of the corporation shall be personally liable for monetary damages as such for any action taken, or any failure to take any actions, as a director.

        (b) This Section I shall not apply to any actions filed prior to January 27, 1987, nor to any breach of performance of duty or any failure of performance of duty by any director of the corporation occurring prior to January 27, 1987. The provisions of this Section shall be deemed to be a contract with each director of the corporation who serves as such at any time while this Section is in effect and each such director shall be deemed to be so serving in reliance on the provisions of this Section. Any amendment or repeal of this Section or adoption of any other By-Law or other provision of the Articles of the corporation which has the effect of increasing director liability shall operate prospectively only and shall not affect any action taken, or any failure to act, prior to the adoption of such amendment, repeal, other By-Law or other provision.



Section 2 - Indemnification of, and Advancement of Expenses to, Directors,
--------------------------------------------------------------------------
Officers and Others.
---------------------

(a) RIGHT TO INDEMNIFICATION. Except as prohibited by law, every director and officer of the corporation shall be entitled as of right to be indemnified by the corporation against expenses and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the corporation or otherwise, in which he or she may be involved in any manner, as a party, witness or otherwise, or is threatened to be made so involved, by reason of such person being or having been a director or officer of the corporation or of a subsidiary of the corporation or by reason of the fact that such person is or was serving at the request of the corporation as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as "Action"); provided, that no such right of indemnification shall exist with respect to an Action initiated by an indemnitee (as hereinafter defined) against the corporation (an "Indemnitee Action") except as provided in the last sentence of this Subsection (a). Persons who are not directors or officers of the corporation may be similarly indemnified in respect of service to the corporation or to another such entity at the request of the corporation to the extent the board of directors at any time denominates any of such persons as entitled to the benefits of this Section. As used in this Section 2, "indemnitee" shall include each director and officer of the corporation and each other person denominated by the board of directors as entitled to the benefits of this Section 2, "expenses" shall include fees and expenses of counsel selected by an indemnitee and "liability" shall include amounts of judgments, excise taxes, fines, penalties and amounts paid in settlement.

An indemnitee shall be entitled to be indemnified pursuant to this Subsection
(a) for expenses incurred in connection with any Indemnitee Action only (i) if the indemnitee is successful, as provided in Subsection (c) of this Section 2,
(ii) if the indemnitee is successful in whole or in part in another indemnitee Action for which expenses are claimed or (iii) if the indemnification for expenses is included in a settlement of, or is awarded by a court in, such other Indemnitee Action.

        (b) RIGHT TO ADVANCEMENT OF EXPENSES. Every indemnitee shall be entitled as of right to have his or her expenses in defending any Action, or in initiating and pursing any Indemnitee Action for indemnity or advancement of expenses under Subsection (c) of this Section 2, paid in advance by the corporation prior to final disposition of such Action or Indemnitee Action, provided that the corporation receives a written undertaking by or on behalf of the indemnitee to repay the amount advanced if it should ultimately be determined that the indemnitee is not entitled to be indemnified for such expenses.



        (c) RIGHT OF INDEMNITEE TO INITIATE ACTION. If a written claim under Subsection (a) or Subsection (b) of this Section 2 is not paid in full by the corporation within thirty days after such claim has been received by the corporation, the indemnitee may at any time thereafter initiate an Indemnitee Action to recover the unpaid amount of the claim and, if successful in whole or in part, the indemnitee shall also be entitled to be paid the expense of prosecuting such Indemnitee Action. The only defense to any Indemnitee Action to recover a claim for indemnification under Subsection (a) of this Section 2 shall be that the indemnitee's conduct was such that under Pennsylvania law the corporation is prohibited from indemnifying the indemnitee for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel and its shareholders) to have made a determination prior to the commencement of such Indemnitee Action that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its shareholders) that the indemnitee's conduct was such that indemnification is prohibited by Pennsylvania law, shall be a defense to such Indemnitee Action or create a presumption that the indemnitee's conduct was such that indemnification is prohibited by Pennsylvania law. The only defense to an Indemnitee Action to recover a claim for advancement of expenses under Subsection (b) of this Section 2 shall be the indemnitee's failure to provide the Undertaking required by Subsection (b) of this Section 2.

         (d) INSURANCE AND FUNDING. The corporation may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any Action, whether or not the corporation would have the power to indemnify such person against such liability or expense by law or under the provisions of this Section 2. The corporation may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

        (e) NON-EXCLUSIVITY; NATURE AND EXTENT OF RIGHTS. The rights to indemnification and advancement of expenses provided for in this Section 2 shall
(i) not be deemed exclusive of any other rights, whether now existing or hereafter created, to which any indemnitee may be entitled under any agreement or by-law, charter provision, vote of shareholders or directors or otherwise, (ii) be deemed to create contractual rights in favor of each indemnitee who serves the corporation at any time while this Section 2 is in effect (and each such indemnitee shall be deemed to be so serving in reliance on the provisions of this Section), (iii) continue as to each indemnitee who has ceased to have the status pursuant to which he or she was entitled or was denominated as entitled to indemnification under this Section 2 and shall inure to the benefit of the heirs and legal representatives of each indemnitee and
(iv) be applicable to Actions commenced after January 27, 1987, whether arising from acts or omissions occurring before or after January 27, 1987. Any amendment or repeal of this Section 2 or adoption of any By-Law or other provision of the Articles of the corporation which limits in any way the right to indemnification or the right to advancement of expenses provided for in this Section 2 shall operate prospectively only and shall not affect any action taken, or failure to act, by an indemnitee prior to the adoption of such amendment, repeal, By-Law or other provision.

        (f) PARTIAL INDEMNITY. If an indemnitee is entitled under any provision of this Section 2 to indemnification by the corporation for some or a portion of the expenses or a liability paid or incurred by the indemnitee in the preparation, investigation, defense, appeal or settlement of any Action or Indemnitee Action but not however, for the total amount thereof, the corporation shall indemnify the indemnitee for the portion of such expenses or liability to which the indemnitee is entitled.

        g) APPLICABILITY OF SECTION. This Section 2 shall apply to every Action other than an Action filed prior to January 27, 1987, except that it shall not apply to the extent that Pennsylvania law does not permit its application to any breach of performance of duty or any failure of performance of duty by an indemnitee occurring prior to January 27, 1987.



Commonwealth of Pennsylvania )
County of Mercer             ) ss:

         Before me, a Notary Public in and for the county aforesaid, personally came the above named, Kathleen L. Baskin, L. N. Dilley and Archie C. Voorhies, who, in due form of law, acknowledged the foregoing instrument to be their act and deed for the purposes therein specified.

         Witness my hand and seal of office the 19th day of June, A. D. 1952.

                                                 Margaret E. Rowley
                                          -------------------------------------
(NOTARIAL SEAL)                                    Notary Public

                                          My Commission Expires Mar. 13, 1955



         Approved and filed in the Department of State, 30th day of June, A. D. 1952.


                                                       Gene D. Smith
                                           -------------------------------------
                                             Secretary of the Commonwealth
                                                                           ows

                                                        3-1-52.18  18

                          COMMONWEALTH OF PENNSYLVANIA

                               DEPARTMENT OF STATE



To All To Whom These Presents Shall Come, Greeting:

        WHEREAS, In and by the Business Corporation Law, approved the 5th day of May Anno Domini, one thousand nine hundred and thirty-three, the Department of State is Authorized and required to issue a



                          CERTIFICATE OF INCORPORATION

evidencing the incorporation of a business corporation organized under the provisions of that law.



         AND WHEREAS, The stipulations and conditions of that law have been fully complied with by the persons desiring to incorporate as



                          GENERAL ALUMINUM PRODUCTS CO.

        THEREFORE, KNOW YE, That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, create, erect, and incorporate the incorporators of and the subscribers to the shares of the proposed corporation named above, their associates and successors, and also those who may thereafter become subscribers or holders of the shares of such corporation into a body politic and corporate in deed and in law by the same chosen and hereinbefore specified, which shall exist perpetually

and shall be invested with, and have any enjoy all the powers, privileges, and franchises incident to a business corporation and be subject to all the duties, requirements, and restrictions specified and enjoined in and by the Business Corporation Law and all other applicable laws of this Commonwealth.



                                     GIVEN under my Hand and the Great Seal
*********************                     of the Commonwealth, at the City
* SEAL OF THE STATE *                     of Harrisburg, this 30th day of
*         OF        *                     June in the year of our Lord one
*   PENNSYLVANIA    *                     thousand nine hundred and fifty-
*********************                     two and of the Commonwealth the
                                          one hundred and seventy-sixth.


                                                     Gene D. Smith
                                          -------------------------------------
                                               Secretary of the Commonwealth

                          ARTICLES OF INCORPORATION


TO THE DEPARTMENT OF STATE:
COMMONWEALTH OF PENNSYLVANIA:

        In compliance with the requirements of the "BUSINESS CORPORATION LAW," approved the 5th day of May, A.D. 1988, P.L. 864, as amended, the undersigned, desiring that they may be incorporated as a business corporation, do hereby certify:

        1st. The name of the corporation is General Aluminum Products Co.
                                            -----------------------------------

-------------------------------------------------------------------------------
        2nd. The location and post office address of the initial registered office in this Commonwealth is

P.O. Box 606                                Greenville              Mercer
-------------------------------------------------------------------------------
(number)            (street)                  (city)               (county)

        3rd.  The purpose or purposes of the corporation are:

        To buy, sell, manufacture, fabricate and deal in all kinds, forms and combinations of aluminum or other metals, and in the products of aluminum or other metals, or in which aluminum or any other metal forms a substantial part, and in the accessories thereof; and to transact a general aluminum manufacturing, jobbing, fabricating, supply and sales business.


        4th.  The term of its existence is perpetual.

        5th. The authorized capital stock of the corporation is $10,000.00 divided into*

One thousand (1,000) shares of common stock, par value $10.00 per share.

        6th. The value of the property with which the corporation will begin business is Three Hundred Dollars ($300.00).

        7th.  The names and addresses of the first directors:

Name                                            Address
                              (Including street and number, if any)

Kathleen L. Baskin,    68 Clarksville Street, Greenville, Pennsylvania

L. M. Dilley           77 First Avenue, Greenville, Pennsylvania

Archie C. Voorhies     77 Chambers Avenue, Greenville, Pennsylvania


        8th. The names and addresses of the incorporators and the number and class of shares subscribed by each are:


Name                                    Address
                       (Including street and number, if any)    No. and Class of Shares
Kathleen L. Baskin   68 Clarksville Street, Greenville, Penna.    10 shares common stock

L. M. Dilley         77 First Avenue, Greenville, Penna.          10 shares common stock

Archie C. Voorhies   77 Chambers Avenue, Greenville, Penna.       10 shares common stock


        9th The number of incorporators who are citizens of the United States is three



                                      (SEAL)    /s/ Kathleen L. Baskin (SEAL)
--------------------------------------      -----------------------------------

                                      (SEAL)   /s/ L. M. Dilley        (SEAL)
--------------------------------------      -----------------------------------

                                      (SEAL)   /s/ Archie C. Voorhies  (SEAL)
--------------------------------------      -----------------------------------


Commonwealth of Pennsylvania     )
                                 ) SS:
County of Mercer                 )

        Before me, a Notary Public in and for the county aforesaid, personally came the above named, Kathleen L. Baskin, L.M. Dilley and Archie C. Voorhies, who, in due form of law, acknowledged the foregoing instrument to be their act and deed for the purposes therein specified.

        Witness my hand and seal of office the 19th day of June A.D. 1952.


                                Margaret E. Rowley
                                -----------------------------------------------
                                MAR. 13, 1955
                                -----------------------------------------------


        Approved and filed in the Department of State, 30th day of June A.D.
1952.


                                        /s/ illegible
                                        ---------------------------------------
                                        Secretary of the Commonwealth

                         COMMONWEALTH OF PENNSYLVANIA


                                    [LOGO]

                              January 27, 1994

                             Department of State


               TO ALL WHOM THESE PRESENTS SHALL COME, GREETING:


IN RE:  GOLD MEDAL LADDER COMPANY


        I, Dr. Brenda K. Mitchell, Secretary of the Commonwealth of the Commonwealth of Pennsylvania do hereby certify that the foregoing and annexed is a true and correct photocopy of Articles of Incorporation and all amendments.

which appear of record in this department.

[SEAL]


                             IN TESTIMONY WHEREOF, I have hereunto set my hand and caused the Seal of the Secretary's Office to be affixed, the day and year above written.

                             /s/ Brenda K. Mitchell
                             -------------------------------------------------
                             Secretary of the Commonwealth

                                                                        87181691
                          COMMONWEALTH OF PENNSYLVANIA

                                     [LOGO]


                              DEPARTMENT OF STATE


TO ALL TO WHOM THESE PRESENTS SHALL COME, GREETING:

  WHEREAS, In and by Article VIII of the Business Corporation law, approved the fifth day of May, Anno Domini one thousand nine hundred and thirty-three, P. L. 364, as amended, the Department of State is authorized and required to issue a

                            CERTIFICATE OF AMENDMENT

evidencing the amendment of the Articles of Incorporation of a business corporation organized under or subject to the provisions of that Law, and

  WHEREAS, The stipulations and conditions of that Law pertaining to the amendment of Articles of Incorporation have been fully complied with by

                        GENERAL ALUMINUM PRODUCTS, CO.
                        name changed to
                        GOLD MEDAL LADDER COMPANY

  THEREFORE, KNOW YE, That subject to the Constitution of the Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, extend the rights and powers of the corporation named above, in accordance with the terms and provisions of the Articles of Amendment presented by it to the Department of State, with full power and authority to use and enjoy such rights and powers, subject to all the provisions and restrictions of the Business Corporation Law and all other applicable laws of this Commonwealth.

[SEAL]              GIVEN under my Hand and the Great Seal of the Commonwealth, at the City of Harrisburg, this 4th day of March in the year of our Lord one thousand nine hundred and eighty-seven and of the Commonwealth the two hundred eleventh.

                          /s/ James J. Hagerty
                          ---------------------------------------------
                                  Secretary of the Commonwealth

                          COMMONWEALTH OF PENNSYLVANIA

                                     [LOGO]


                              DEPARTMENT OF STATE


              TO ALL TO WHOM THESE PRESENTS SHALL COME, GREETING:

  WHEREAS, In and by the Business Corporation Law, approved the 5th day of May, Anno Domini, one thousand nine hundred and thirty-three, the Department of State is authorized and required to issue a

                          CERTIFICATE OF INCORPORATION

evidencing the incorporation of a business corporation organized under the provisions of that law.

  AND WHEREAS, The stipulations and conditions of that Law have been fully complied with by the persons desiring to incorporate as

------------------------- GENERAL ALUMINUM PRODUCTS, CO. -----------------------

  THEREFORE, KNOW YE, That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, create, erect, and incorporate the incorporators of and the subscribers to the shares of the proposed corporation named above, their associates and successors, and also those who may thereafter become subscribers or holders of the shares of such corporation, into a body politic and corporate in deed and in law by the name chosen and hereinbefore specified, which shall exist

--------------------------------- perpetually ----------------------------------

and shall be invested with, and have and enjoy all the powers, privileges, and franchises incident to a business corporation and be subject to all the duties, requirements, and restrictions specified and enjoined in and by the Business Corporation Law and all other applicable laws of this Commonwealth.


[SEAL]              GIVEN under my Hand and the Great Seal of the Commonwealth, at the City of Harrisburg, this 30th day of June in the year of our Lord one thousand nine hundred and fifty-two and of the Commonwealth the one hundred seventy-sixth.

                          /s/ General Smith
                          ---------------------------------------------
                                  Secretary of the Commonwealth

                                             ----------------------------------
                                            |
Applicant's Account No.___________________  | Filed this ________________ day of
                                            |
DSCB: BCL-806 (Rev. 8-72)                   | Mar 04, 1997, A.D. 19___
                                            |
Filing Fee: $40                             | Commonwealth of Pennsylvania
                                            |
AB-2                                        | Department of State
                                            |
                                            |
Article of                                  | /s/ James J. Hagerty
Amendment--                                 | Secretary of the Commonwealth
Domestic Business Corporation               |
                                             ----------------------------------


                                    87181684
                    ---------------------------------------
                                     136642


                          COMMONWEALTH OF PENNSYLVANIA
                              DEPARTMENT OF STATE
                               CORPORATION BUREAU
-------------------------------------------------------------------------------

     In compliance with the requirements of section 806 of the Business Corporation Law, act of May 5, 1933 (P.L. 364) (15 P.S. Section 1806), the undersigned corporation, desiring to amend its Articles, does hereby certify that:

1.   The name of the corporation is:

       General Aluminum Products Co.
     --------------------------------------------------------------------------

2. The location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

       P.O. BOX 606
     ---------------------------------------------------------------------------
       (NUMBER)                         (STREET)

       Greenville,                        Pennsylvania                16125
     ---------------------------------------------------------------------------
       (CITY)                                                         (ZIP CODE)

3.   The statute by or under which it was incorporated is:

       Business Corporation Law of the Commonwealth of Pennsylvania,
         Act of May 5, 1933, P.L. 364
     ---------------------------------------------------------------------------

4.   The date of its incorporation is: June 30, 1952
                                       -----------------------------------------

5.   (Check, and if appropriate, complete one of the following:

     [ ] The meeting of the shareholders of the corporation at which the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated.

     Time:  The ____ day of _____________________________, 19___.

     Place: ____________________________________________________________________

     Kind and period of notice _________________________________________________

     ___________________________________________________________________________


     [X] The amendment was adopted by a consent in writing, setting forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation.

6.   At the time of the action of shareholders:

     (a) The total number of shares outstanding was:

           Thirty (30)
     ___________________________________________________________________________


     (b) The number of shares entitled to vote was:

           Thirty (30)
     ___________________________________________________________________________

DSCB:BCL - 806(Rev. 8-72)-2                                        87181685

7.   In the action taken by the shareholders:

     (a)  The number of shares voted in favor of the amendments was:

             Thirty (30)
-------------------------------------------------------------------------------

     (b)  The number of shares voted against the amendment was:

             Zero  (0)
-------------------------------------------------------------------------------

8. The amendment adopted by the shareholders, set forth in full, is as follows:

         A.  Change of Name  [See Section A of attached]
         B.  Change of Location of Registered Office [See Section B of attached]
         C.  Change of Statement of Purpose [See Section C of attached]
         D.  Addition of Liability and Indemnification Provisions [See Section
             D of attached]





     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 3rd day of March, 1987.


                                            GENERAL ALUMINUM PRODUCTS CO.
                                          -----------------------------------
                                               (NAME OF CORPORATION)

Attest:                                 By: /s/ Richard L. Werner
                                           ----------------------------------
                                                    (SIGNATURE)
 /s/ ????
-------------------------------                  President
     (SIGNATURE)                           ----------------------------------
                                        (TITLE, PRESIDENT, VICE PRESIDENT, ETC.)
     Secretary
-------------------------------
(TITLE, SECRETARY, ASSISTANT SECRETARY, ETC.)


(CORPORATE SEAL)

INSTRUCTION FOR COMPLETION OF FORM:

     A.  Any necessary copies of Form DSCB:17.2 (Consent to Appropriation of
         Name) or Form DSCB:17.3 (Consent to Use of Similar Name) shall accompany Articles of Amendment effecting a change of name.

     B.  Any necessary governmental approvals shall accompany this form.

     C. Where action is taken by partial written consent pursuant to the Articles, the second alternate of Paragraph 5 should be modified accordingly.

     D. If the shares of any class where entitled to vote as a class, the number of shares of each class so entitled and the number of shares of all other classes entitled to vote should be set forth in Paragraph 6(b).

     E. If the shares of any class were entitled to vote as a class, the number of shares of such class and the number of shares of all other classes voted for and against such amendment respectively should be set forth in Paragraphs 7(a) and 7(b).

     F. BCL Section 807 (15 P. S. Section 1807) requires that the corporation shall advertise its intention to file or the filing of Articles of Amendment. Proofs of publication of such advertising should not be delivered to the Department, but should be filed with the minutes of the corporation.

                         GENERAL ALUMINUM PRODUCTS CO.

                    AMENDMENTS TO ARTICLES OF INCORPORATION
                    ---------------------------------------


     The Articles of Incorporation of General Aluminum Products Co., which were approved and filed in the Department of State of the Commonwealth of Pennsylvania on June 30, 1952, are hereby amended in the following respects:


     A. CHANGE OF NAME. The name of the corporation, as set forth in Article 1st, is hereby changed to "Gold Medal Ladder Company".


     B. CHANGE OF LOCATION OF REGISTERED OFFICE. The location of the registered office of the Corporation, as set forth in Article 2nd, is hereby changed to Werner Road, Greenville, Pennsylvania 16125.


     C. CHANGE OF STATEMENT OF PURPOSE. The purpose or purposes of the corporation, as set forth in Article 3rd, are hereby amended to read as follows:


               To engage in and do any lawful act concerning any or all lawful business for which Pennsylvania Business Corporation Law, such law being the same law under which this corporation was incorporated, including without limitation the manufacture and sale of ladders, platforms, planks, sectional pruning poles and miscellaneous scaffolding hardware.

         D. ADDITION OF LIABILITY AND INDEMNIFICATION PROVISIONS. The following new provisions are hereby added as Article 10th:

         10th. Personal liability of directors and indemnification of, and advancement of expenses to, directors, officers and others shall be governed by the following provisions:

         SECTION 1 - PERSONAL LIABILITY OF DIRECTORS.

                  (a) To the fullest extent that the laws of the Commonwealth of Pennsylvania, as in the effect on January 27, 1987 or as thereafter amended, permit elimination or limitation of the liability of directors, no director of the corporation shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a director.

                  (b) This Section 1 shall not apply to any actions filed prior to January 27, 1987, nor to any breach of performance of duty by any director of the corporation occurring prior to January 27, 1987. The provisions of this Section shall be deemed to be a contract with each director of the corporation who serves as such at any time while this
         Section is in effect and each such director shall be deemed to be so serving in reliance on the provisions of this Section. Any amendment or repeal of this Section or adoption of any other By-Law or other provision of the Articles of the corporation which has the effect of increasing director liability shall operate prospectively only and shall not affect any action taken, or any failure to act, prior to the adoption of such amendment, repeal, other By-Law or other provision.

         SECTION 2 - INDEMNIFICATION OF, AND ADVANCEMENT OF EXPENSES TO, DIRECTORS, OFFICERS AND OTHERS.

                   (a) RIGHT TO INDEMNIFICATION. Except as prohibited by law, every director and officer of the corporation shall be entitled as of right to be indemnified by the corporation against expenses and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the corporation or otherwise, in which he or she may be involved in any manner, as a party, witness or otherwise, or is threatened to be made so involved,

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


         by reason of such person being or having been a director or officer of the corporation or of a subsidiary of the corporation or of a subsidiary of the corporation or by reason of the fact that such person is or was serving at the request of the corporation as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as an "Action"); provided, that no such right of indemnification shall exist with respect to an Action initiated by an indemnitee (as hereinafter defined) against the corporation (an "Indemnitee Action") except as provided in the last sentence of this Subsection (a). Persons who are not directors or officers of the corporation may be similarly indemnified in respect of service to the corporation or to another such entity at the request of corporation to the extent the board of directors at any time denominates any of such persons as entitled to the benefits of this Section. As used in this
         Section 2, "indemnitee" shall include each director and officer of the corporation and each other person denominated by the board of directors as entitled to the benefits of this Section 2, "expenses" shall include fees and expenses of counsel selected by an indemnitee and "liability" shall include amounts of judgments, excise taxes, fines, penalties and amounts paid in settlement. An indemnitee shall be entitled to be indemnified pursuant to this Subsection (a) for expenses incurred in connection with any Indemnitee Action only (i) if the indemnitee is successful as provided in Subsection (c) of this Section 2, (ii) if the indemnitee is successful in whole or in part in another Indemnitee Action for which expenses are claimed or (iii) if the indemnification for expenses is included in a settlement of, or is awarded by a court in, such other Indemnitee Action.

                 (b) RIGHT TO ADVANCEMENT OF EXPENSES. Every indemnitee shall be entitled as of right to have his or her expense in defending any Action, or in initiating and pursuing any Indemnitee Action for indemnity or advancement of expenses under Subsection (c) of this
         Section 2, paid in advance by the corporation prior to final disposition of such Action or Indemnitee Action, provided that the corporation receives a written undertaking by or on behalf of the indemnitee to repay the amount advanced if it should ultimately be determined that the indemnitee is not entitled to be indemnified for such expenses.

                  (c) RIGHT OF INDEMNITEE TO INITIATE ACTION. If a written claim under Subsection (a) or Subsection (b) of

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

                                                                       87181689



         this Section 2 is not paid in full by the corporation within thirty days after such claim has been received by the corporation, the indemnitee may at any time thereafter initiate an Indemnitee Action to recover the unpaid amount of the claim and, if successful in whole or in part, the indemnitee shall also be entitled to be paid the expense of prosecuting such Indemnitee Action. The only defense to an Indemnitee Action to recover a claim for indemnification under Subsection (a) of this Section 2 shall be that the indemnitee's conduct was such that under Pennsylvania law the corporation is prohibited from indemnifying the indemnitee for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel and its shareholders) to have made a determination prior to the commencement of such Indemnitee Action that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its shareholders) that the indemnitee's conduct was such that indemnification is prohibited by Pennsylvania law, shall be a defense to such Indemnitee Action or create a presumption that the indemnitee's conduct was such that indemnification is prohibited by Pennsylvania law. The only defense to an Indemnitee Action to recover a claim for advancement of expenses under Subsection (b) of this Section 2 shall be the indemnitee's failure to provide the undertaking required by Subsection (b) of this Section 2.

                  (d) INSURANCE AND FUNDING. The corporation may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any Action, whether or not the corporation would have the power to indemnify such person against such liability or expense by law or under the provisions of this
         Section 2. The corporation may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

                  (e) NON-EXCLUSIVITY; NATURE AND EXTENT OF RIGHTS. The rights to indemnification and advancement of expenses provided for in this
         Section 2 shall (i) not be deemed exclusive of any other rights, whether now existing or hereafter created, to which any indemnitee may be entitled under any agreement or by-law, charter provision, vote of shareholders or directors or

                                                                        87181690



         otherwise, (ii) be deemed to create contractual rights in favor of each indemnitee who serves the corporation at any time while this Section 2 is in effect (and each such indemnitee shall be deemed to be so serving in reliance on the provisions of this Section), (iii) continue as to each indemnitee who has ceased to have the status pursuant to which he or she was entitled or was denominated as entitled to indemnification under this Section 2 and shall inure to the benefit of the heirs and legal representatives of each indemnitee and (iv) be applicable to Actions commenced after January 27, 1987, whether arising from acts or omissions occurring before or after January 27, 1987. Any amendment or repeal of this Section 2 or adoption of any By-Law or other provision of the Articles of the corporation which limits in any way the right to indemnification or the right to advancement of expenses provided for in this Section 2 shall operate prospectively only and shall not affect any action taken, or failure to act, by an indemnitee prior to the adoption of such amendment, repeal, By-Law or other provision.

                  (f) PARTIAL INDEMNITY. If an indemnitee is entitled under any provision of this Section 2 to indemnification by the corporation for some or a portion of the expenses or a liability paid or incurred by the indemnitee in the preparation, investigation, defense, appeal or settlement of any Action or Indemnitee Action but not, however, for the total amount thereof, the corporation shall indemnify the indemnitee for the portion of such expenses or liability to which the indemnitee is entitled.

                  (g) APPLICABILITY OF SECTION. This Section 2 shall apply to every Action other than an Action filed prior to January 27, 1987, except that it shall not apply to the extent that Pennsylvania law does not permit its application to any breach of performance of duty or any failure of performance of duty by an indemnitee occurring prior to January 27, 1998.



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